FOR IMMEDIATE RELEASE                                 CONTACT:  KEITH WINCHESTER
MARCH 17, 2011                                        856-439-0300

          CORNERSTONE FINANCIAL CORPORATION DECLARES 8% STOCK DIVIDEND

Mount Laurel, NJ, March 17, 2011 - Cornerstone Financial Corporation (CFIC.OB), the holding company for Cornerstone Bank, declared an 8% common stock dividend payable May 16, 2011 to shareholders of record as of close of business on April 15, 2011.

"As the board continues to execute its plans for the growth of the Company and Cornerstone Bank, it is with pleasure that the board is able to recognize the valued support of our shareholders by issuing this stock dividend," Chairman, President and Chief Executive Officer George W. Matteo, Jr., said.

Cornerstone Financial Corporation is a New Jersey based bank holding company headquartered in Mount Laurel, New Jersey. Cornerstone Bank ("the Bank") is a New Jersey state chartered commercial bank headquartered in Moorestown, New Jersey. The Bank commenced operations on October 4, 1999, and conducts business from its main office in Moorestown and from six additional branch offices located in Medford, New Jersey, Burlington, New Jersey, Cherry Hill, New Jersey, Voorhees, New Jersey, Mount Laurel, New Jersey and Marlton, New Jersey.